EXHIBIT 99.1

American Express Board Authorizes
20 Percent Dividend Increase
New York, NY, March 10, 2022 – The Board of Directors of American Express Company (NYSE: AXP) approved a $0.09 – or approximately 20 percent – increase in the regular quarterly dividend on the company’s common stock. The dividend was raised to $0.52 per common share, from $0.43 cents, payable on May 10, 2022, to shareholders of record on April 8, 2022.
###

CONTACTS:

Media:
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, 212-640-8610
Azar Boehm, Azar.Boehm@aexp.com, 212-225-4052

Investors/Analysts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, 212-640-5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, 212-640-5574

ABOUT AMERICAN EXPRESS
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: personal cards, business cards, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate responsibility, and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global